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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT

      PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   July 31, 1997
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                            Puma Technology, Inc.
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              (Exact name of registrant as specified in charter)

        Delaware                    0-21709               77-0349154
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(State or other jurisdiction        (Commission           (IRS Employer
    of incorporation)               File Number)          Identification No.)



            2550 North First Street, Suite 500, San Jose, CA 95131
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(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code   (408) 321-7650
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        (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DEPOSITION OF ASSETS.

     (a) On July 16, 1997 Puma Technology, Inc. ("Puma"), and Real World Solutions, Inc. ("RWS") entered into a definitive Asset Acquisition Agreement (the "Agreement") whereby Puma acquired all assets and assumed all liabilities of RWS on such date. RWS, a California corporation, headquartered in Campbell, California, provides client/server software solutions which enable wireless and Internet access to corporate information from handheld and notebook computers. Total consideration consisted of cash payments estimated to be approximately $1,000,000 from Puma's existing cash accounts. The acquisition will be accounted for under the purchase method and Puma anticipates one-time charge to be incurred in its fourth fiscal quarter for purchased research and development associated with RWS' products which have not yet reached technological feasibility.

     Before the acquisition, there was no material relationship between RWS and the registrant or any of its affiliates, any director or officer of the registrant, or any associate of any such director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) It is impracticable to provide the audited financial statements of RWS for the periods required at the date of this report. The registrant intends to file such financial statements as soon as they become available and in any event not later than September 29, 1997, if the Commission has not waived such requirement prior to such date.

     (b) It is impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X at the date of this report. The registrant intends to file such pro forma financial information as soon as it becomes available and in any event not later than September 29, 1997, if the Commission has not waived such requirement prior to such date.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PUMA TECHNOLOGY, INC.

Dated:  July 31, 1997                  By: /s/ M. Bruce Nakao
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                                           M. Bruce Nakao
                                           Senior Vice President, Finance
                                           and Chief Financial Officer


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